Exhibit 32.1

APACHE OFFSHORE INVESTMENT PARTNERSHIP

by Apache Corporation, Managing Partner

Certification of Principal Executive Officer

and Principal Financial Officer

I, G. Steven Farris, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the annual report on Form 10-K of Apache Offshore Investment Partnership for the period ended December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

/s/ G. Steven Farris
By:	G. Steven Farris
Title:	Chairman, Chief Executive Officer, and President (principal executive officer) of Apache Corporation, Managing Partner

Date: February 28, 2014

I, Thomas P. Chambers, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the annual report on Form 10-K of Apache Offshore Investment Partnership for the period ended December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

/s/ Thomas P. Chambers
By:	Thomas P. Chambers
Title:	Senior Vice President, Finance (principal financial officer) of Apache Corporation, Managing Partner

Date: February 28, 2014